Exhibit 10.1

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (“Agreement”) is entered into effective January 6, 2004 (the “Effective Date”) by and between POZEN Inc., a Delaware corporation (the “Company”), and Matthew E. Czajkowski (“Employee”).

WHEREAS, Employee voluntarily resigned from all positions with the Company and therefore Employee’s employment with the Company terminated on the Effective Date, and Employee and the Company now desire to fully and finally settle and resolve all matters arising, directly or indirectly, out of Employee’s employment or the conclusion thereof according to the terms of this Agreement; and

WHEREAS, this Agreement provides Employee with valuable consideration to which Employee is not otherwise entitled, and as a partial inducement to the Company to grant such consideration, Employee and the Company have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, which are incorporated herein by reference, and the mutual promises contained herein and the payment of the monies hereinafter recited, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Employee voluntarily resigned from all positions with the Company and therefore Employee’s employment with the Company terminated as of the Effective Date. Employee hereby waives all rights to reemployment or reinstatement from and after that date and Employee agrees that Employee will not reapply for employment with the Company.

2. For and in consideration of the release set forth below in Section 3, the Company shall pay Employee (a) seven month’s base salary ($135,562) (the “Salary Severance”); and (b) the average annual bonus awarded Employee over the previous two years ($ 79,720) (the “Bonus Severance”). The Salary Severance and the Bonus Severance will be paid to Employee in twelve equal installments of $ 17,940.17 each (less all applicable withholdings and deductions) commencing on the next regularly scheduled pay date after the eighth day after Employee executes and does not revoke this Agreement. In addition, Employee shall continue to receive at Company’s expense all Company benefits to which Employee was entitled as of the Effective Date subject to the terms of the applicable benefit plans and to the extent such benefits can be provided to non-employees at the same average level and upon the same terms and conditions that applied prior to the Effective Date, until the earlier of (i) January 5, 2005; or (ii) until Employee obtains comparable coverage from another employer.

3. (a) In consideration of the payment by the Company of the amounts set forth in Section 2 above, the promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee for himself, his executors, heirs, administrators, assigns, and anyone claiming by, through, or under them, hereby irrevocably (except as specifically set forth below) and unconditionally releases and forever discharges the Company and each of its past, present, and future officers, directors, employees and stockholders (the “Company Releasees”) from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys’ fees, cost and expenses of suit, and liabilities whatsoever (“Employee Claims”), which Employee had, now has or may have, whether the same be at law, in equity, or mixed, where known or unknown, suspected or unsuspected, now existing or which may arise hereafter, arising out of or related to, any matter, cause, or event which has happened, developed, or occurred before the execution of this Agreement, including without limitation, any and all suits in tort or contract, and any Employee Claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, promissory estoppel, invasion of privacy, libel, slander, breach of the covenant of good faith and fair dealing, any claims relating to or arising out of Employee’s right to purchase any shares of stock of the Company, including without limitation any claims for misrepresentation, fraud or securities fraud under any state or federal law, and Employee Claims arising out of, based on, or connected with Employee’s employment by the Company and the termination of that employment including any causes of action or Employee Claims for unlawful employment discrimination arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act; the Occupational Safety and Health Act of 1970, as amended; the National Labor Relations Act of 1935, as amended; the Fair Labor Standards Act of 1938, as amended; the Family and Medical Leave Act of 1993, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers Benefit Protection Act, as amended; Section 1981 of the Civil Rights Act of 1866; the Equal Pay Act of 1963; Section 1985 of the Civil Rights Act of 1871; and any other state or federal equal employment opportunity law, public policy, order, or regulation affecting or relating to the Claims or rights of employees, which Employee ever had, now has, or claims to have against the Company (including all officers, directors and affiliates thereof and all officers, directors, partners and affiliates of any subsidiary thereof), except such rights, benefits, and claims of Employee which expressly accrue under and pursuant to this Agreement. Employee further agrees not to institute any charge, complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution. It is expressly agreed and understood that the release contained herein is a GENERAL RELEASE. Employee agrees that the amount specified above as the consideration for the release granted in this Section 3 is valid consideration to which Employee is not otherwise entitled.

(b) In consideration of the execution of this Agreement by Employee, the promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably and unconditionally releases and forever discharges Employee from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorney’s fees, costs, and expenses of suit, and liabilities whatsoever (“Employer Claims”) which the Company had, now has or may have, whether the same be at law, in equity or mixed, where known or unknown, suspected or unsuspected, now existing or which may arise hereafter, arising out of or related to, any matter, cause, or event which has happened, developed, or occurred before the execution of this Agreement, including without limitation any and all suits in tort or contract, and any Employer Claims or suits relating to the breach of an oral or written contract, misrepresentation, and interference with contract, negligence, promissory estoppel, libel, slander, breach of the covenant of good faith and fair dealing, and Employer Claims arising out of, based on, or connected with Employee’s employment with the Company and the termination of that employment, except for claims relating to fraud, embezzlement, falsification of records or violation of any civil or criminal law.

4. The Company hereby advises Employee to consult with an attorney prior to executing this Agreement. Employee is also advised that he has at least twenty-one (21) days to consider the meaning and effect of this Agreement. If Employee elects to sign this Release and return it to the Company before twenty-one (21) days have elapsed from the date Employee has received this Agreement, Employee acknowledges that any such election is a knowing and voluntary waiver of the right to take twenty-one (21) days to consider this Release and that Employee has made this decision after receiving advice from legal counsel or after rejecting the Company’s recommendation that Employee obtain the advice of counsel. Employee further understands that Employee may revoke the releases granted by Employee in Section 3 of this Agreement relating to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, (the “Preserved Claims”), for a period of seven (7) days following the date Employee executes this Agreement (the “Revocation Period”). This Agreement shall become effective and enforceable with respect to Employee once the Revocation Period has expired without exercise by Employee of Employee’s rights described in this Section 4. If Employee shall exercise the revocation rights contemplated in this Section, Employee shall retain, and not release, his respective rights with respect to the Preserved Claims. Any revocation within the Revocation Period must be submitted in writing to the Company and shall state, “I, Matthew E. Czajkowski, hereby revoke my acceptance of the release by me of the Preserved Claims as described in our Agreement which I signed and dated on January 9, 2004.” Any such revocation shall be delivered personally to the Company or sent to the Company by certified mail to the attention of John R. Plachetka and received within seven (7) days of execution of this Agreement. If Employee elects to return this Agreement, Employee must execute and return it to the Company on or before January 29, 2004. Employee acknowledges that the waivers and releases contained herein are made knowingly, consciously, and with full appreciation that Employee will be forever foreclosed from pursuing any of the rights so waived and released.

5. Effective as of the Effective Date, Employee agrees to resign from all positions held by him in the Company, including without limitation Chief Financial Officer, Senior Vice President, Finance and Administration and Assistant Secretary. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement is intended to or shall alter, limit, modify, amend, release, or discharge any of Employee’s rights (a) to indemnity by or from the Company, whether by contract, operation of law or otherwise; and (b) as a shareholder of the Company or with respect to options to purchase any shares of stock of the Company that have vested on or before the execution of this Agreement.

6. Employee hereby represents and warrants to the Company that Employee is the sole and exclusive owner of the claims or causes of action being released by this Agreement, that Employee has not conveyed or assigned any interest in such claims or causes of action to any person or entity, and that such claims and causes of action have been fully and effectively released for all purposes. Employee further represents and warrants that Employee has no claims, lawsuits or actions pending in his own name or on behalf of any other person or entity against any of the Company Releasees and does not intend to bring any claims on behalf of himself or any other person against any of the Company Releasees. Employee further represents and warrants that Employee will not participate or provide assistance to any person or entity who files a claim or intends to file a claim against the Company, unless ordered to do so by a court of competent jurisdiction.

7. Employee acknowledges that Employee has read this Agreement and fully understands its meaning and intent, and has executed this Agreement knowingly and voluntarily, as a free and voluntary act, without duress, coercion, or undue influence exerted by or on behalf of any person or entity.

8. Neither the Company nor Employee shall be regarded as a prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys’ fees under any statute or otherwise. The Company and Employee expressly waive, as to each other, any and all claims for attorneys’ fees.

9. This Agreement will not be used or construed by any person or entity as an admission of liability or finding or admission that any party’s rights were in any way violated by any other party and this Agreement may not be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing on the part of any party.

10. Each of the Company and Employee will keep the terms of this Agreement strictly confidential and shall not disclose any information concerning the terms of this Agreement or provide a copy of the same to anyone except the party’s spouse (if applicable), legal or tax advisor, unless otherwise required by a court of competent jurisdiction. If required by law to produce a copy or to make such disclosure, Employee will give the Company reasonable advance notice prior to such production or disclosure.

11. Except as required by law, Employee will not do or say anything that a reasonable person would expect at the time would have the effect of diminishing or constraining the goodwill and good reputation of the Company or the Company Releasees or the Company’s business, products or services. This obligation will include refraining from making negative statements about the Company Releasees or the Company’s methods of doing business, the effectiveness of its business policies, and the quality of any of its services or personnel. Except as required by law, the Company will not do or say anything that a reasonable person would expect at the time would have the effect of diminishing or constraining the goodwill and good reputation of Employee. The Company will not disparage or seek to injure the Employee’s reputation.

12. Except as required or permitted by law, Employee will keep strictly confidential and not use for personal benefit or disclose to others any confidential or proprietary business or financial information or trade secrets of the Company, or other technical, business, or financial information, the use or disclosure of which may be contrary to the Company’s interests. This obligation shall remain in effect as to any confidential business or financial information or trade secrets of the Company for so long as such confidential business or financial information or such trade secrets shall remain confidential and protected information of the Company under applicable law.

13. Employee will return all property of the Company to the Company wherever located on or before the Effective Date, including, without limitation, all reports, files, memoranda, records, computer hardware and software, laptop computer and accessories, credit cards, card-key passes, door, file, vehicle and other keys, computer access codes, disks and instructional manuals, calculators, cellular telephones, and other physical or personal property which have been provided for Employee’s use in connection with his employment with the Company.

14. This Agreement shall be binding upon and inure to the benefit of each of the Company and Employee and their respective predecessors, successors, assigns, heirs, executors, and administrators. Employee shall not assign this Agreement or delegate Employee’s obligations hereunder without the prior written consent of the Company.

15. The Company and Employee acknowledge that this Agreement is intended to be a binding contract between them and shall not be modified except by writing signed by each of the Company and Employee. Employee acknowledges that Employee has not relied on any representation or statement by any of the Company Releasees or by any of the Company Releasees’ agents, representatives or attorneys regarding the subject matter, basis or effect of this Release

16. Each of the parties acknowledges and recognizes that a violation of this Agreement and its covenants will cause irreparable damage to the other party and that the other party will have no adequate remedy at law for such violation. Accordingly, each of the parties agrees that the other party will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of the Agreement or covenant. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

17. The parties agree that the Company’s past, present, and future officers, directors, agents, shareholders, debt holders, employees, and representatives are each beneficiaries of this Agreement, and may rely on it directly for enforcement of the release set forth in Section 3 and the other benefits contained herein.

18. If one or more of the provisions, or portions thereof, of this Agreement are determined to be illegal or unenforceable, the remainder of this Agreement will not be affected by that determination and each remaining provision, or portion thereof, will continue to be valid and effective and will be enforceable to the fullest extent permitted by law.

19. This Agreement is made and entered into in the State of North Carolina and shall be governed by and construed in accordance with the laws of the State of North Carolina.

20. Employee acknowledges receiving this Agreement on the 6th day of January 2004.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this RELEASE AND SETTLEMENT AGREEMENT this the 12th day of January, 2004 to be effective as of the Effective Date.

EMPLOYEE:

Signature:	/s/ Matthew E. Czajkowski
Matthew E. Czajkowski

POZEN INC.

By:	/s/ John R. Plachetka
John R. Plachetka
Chairman, President and CEO

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